EXHIBIT 10.2

--------------------------------------------------------------------------------
Comerica Bank                                       MC 4330
                                                    5200 N. Palm Ave., Suite 320
                                                    Fresno, CA 93704



January 26, 2006


Mr. Ryan Turner
Chief Operating Officer
Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, CA 93711

Dear Ryan:

This letter sets forth the commitment from Comerica Bank ("Bank") to provide Pacific Ethanol Madera LLC ("Borrower") with the following credit facility.

Comerica Bank has received approval from its senior management, and is pleased to issue this Formal Commitment (the "Commitment") to provide to Borrower its portion of the senior loan facility for the construction and term financing of the Madera Ethanol Project, not to exceed $11,900M, or as determined by other loan amount restrictions as detailed in Hudson United Bank's proposal and/or commitment letter, attached hereto. Bank's commitment to provide this loan facility is conditioned upon the terms and conditions set forth in the Hudson United Bank Summary of Indicative Terms and Conditions dated November 28, 2005, attached hereto, along with the modifications as detailed in the Hudson United Bank Commitment Letter dated as of January 23, 2006, attached hereto.

The closing documentation and funding of the loan facilities contemplated by this Commitment is subject to (i) the negotiation, execution and delivery of documentation satisfactory in form and substance to Bank and its counsel and
(ii) no material adverse change in the financial condition of the Borrower or the Project (as defined in the Proposal) having occurred since the date of this letter.

If the proposed terms set forth above are acceptable to you, please so indicate by signing and returning the original of this letter to us by no later than January 30, 2006. If not returned by that date, this commitment shall expire and be of no force and effect.

It is intended that all legal rights and obligations of Bank and Borrower would be exclusively set forth in the definitive signed loan documents.

On behalf of Comerica Bank, we want to thank you for the opportunity to present this commitment to you. We look forward to establishing a long and mutually rewarding relationship with Pacific Ethanol Madera LLC. Please do not hesitate to contact me if you have any questions or comments.

Sincerely,


/s/ Robert Harlan

Robert Harlan
Vice President



ACCEPTED ON THIS 26th DAY OF January, 2006.


Pacific Ethanol Madera LLC ("Borrower")


BY: /s/ William G. Langley
-----------------------------------

TITLE: Treasurer